SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) December 8, 2003
                                                         ----------------


                        CollaGenex Pharmaceuticals, Inc.
              --------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


        Delaware                    0-28308                     52-1758016
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      (State or Other       (Commission File Number)        (IRS Employer
       Jurisdiction                                      Identification No.)
     of Incorporation)


41 University Drive, Newtown, Pennsylvania                             18940
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(Address of Principal Executive Offices)                             (Zip Code)


                                 (215) 579-7388
                        ---------------------------------
                         (Registrant's telephone number,
                              including area code)


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

      On December 8, 2003, CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the "Company"), issued a press release announcing that in accordance with NASDAQ Marketplace Rule 4350, as amended, the Company granted inducement stock options to Colin W. Stewart its newly appointed president and chief executive officer, effective the date of commencement of his employment. These options were granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350 (i)(1)(A)(iv) under the following terms: 300,000 non-qualified stock options, exercise price equal to the fair market value on the grant date, ten-year duration and vesting at the rate of 20% for each year of service with the Company. In certain circumstances, if the closing price of the Company's common stock, as quoted on the NASDAQ National Market exceeds a pre-determined per share price for a certain number of consecutive days a portion of such options will vest immediately.

      The foregoing statements are qualified in their entirety by the Company's press release, a complete copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)   Exhibits.

        Exhibit No.    Description
        -----------    -----------

           99.1        Press Release dated December 8, 2003

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    COLLAGENEX PHARMACEUTICALS, INC.



                                    By: /s/ Nancy C. Broadbent
                                        -----------------------------
                                        Nancy C. Broadbent
                                        Chief Financial Officer
                                        (Principal Financial Officer)


Date:  December 8, 2003